EXHIBIT 99.2

SELECTED MEMBERSHIP DATA AND RESULTS OF OPERATIONS

The following table sets forth selected membership data as of the dates set forth below:

                                                                       DECEMBER 31,
                                                        ---------------------------------------
(In thousands)                                                 2002                2001
                                                               ----                ----
PRODUCTS AND SERVICES:
COMMERCIAL MANAGED CARE:
Group PPO, HMO, EPO and other(1)(2)                               2,019              1,752
New York City and New York State PPO(3)                           1,786              1,563
                                                            -----------        -----------
TOTAL COMMERCIAL MANAGED CARE                                     3,805              3,315
OTHER INSURANCE PRODUCTS AND SERVICES:
Indemnity                                                           567                804
Individual                                                          236                264
                                                            -----------        -----------
TOTAL OTHER INSURANCE PRODUCTS AND SERVICES                         803              1,068
                                                            -----------        -----------
OVERALL TOTAL                                                     4,608              4,383
                                                            ===========        ===========
CUSTOMERS:
----------
Large group(3)                                                    2,903              2,695
Small group and middle market                                       394                366
Individuals                                                         290                323
National accounts                                                 1,021                999
                                                            -----------        -----------
OVERALL TOTAL                                                     4,608              4,383
                                                            ===========        ===========
FUNDING TYPE:
-------------
COMMERCIAL MANAGED CARE:
Insured(3)                                                        2,597              2,441
Self-funded                                                       1,208                874
                                                            -----------        -----------
TOTAL COMMERCIAL MANAGED CARE                                     3,805              3,315
OTHER INSURANCE PRODUCTS AND SERVICES:
Insured                                                             463                691
Self-funded                                                         340                377
                                                            -----------        -----------
TOTAL OTHER INSURANCE PRODUCTS AND SERVICES                         803              1,068
                                                            -----------        -----------
OVERALL TOTAL                                                     4,608              4,383
                                                            ===========        ===========
ADJUSTED NEW YORK STATE MEMBERSHIP:
-----------------------------------
COMMERCIAL MANAGED CARE:
Group PPO, HMO, EPO and other(1)(2)                               2,019              1,752
New York City and New York State PPO(4)                           1,786              1,730
                                                            -----------        -----------
TOTAL COMMERCIAL MANAGED CARE                                     3,805              3,482
OTHER INSURANCE PRODUCTS AND SERVICES:                              803              1,068
                                                            -----------        -----------
ADJUSTED TOTAL                                                    4,608              4,550
                                                            ===========        ===========



NOTES:
------

(1) Our HMO product includes Medicare+Choice. As of December 31, 2002 and 2001, we had approximately 55,000 members and 59,000 members, respectively, enrolled in Medicare+Choice.

(2) "Other" principally consists of our members enrolled in dental only coverage. As of December 31, 2002 and 2001, we had approximately 69,000 members and 67,000 members, respectively, enrolled in dental only coverage.

(3) Enrollment as of December 31, 2002 includes 175,000 New York State PPO account members who reside in New York State but outside of our service areas. Prior to this time, these members were enrolled in the New York Blue


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
     Cross Blue Shield plan licensed in the area where the members resided, and, accordingly, the membership was reported by these plans and not by us. Starting in 2002, in accordance with a change to the contract with New York State, we began administering the entire plan, including those members enrolled outside of our service area, and all members were therefore enrolled in, and reported by, WellChoice.

(4) The adjustment for New York State Membership adds 167,000 members to the 2001 commercial managed care segment to put 2002 on a comparable basis to the prior year for the out of area enrollment change.



The following table sets forth results of operations for each of our segments for the periods set forth below:

                                                                                                      DECEMBER 31,
                                                                                        ----------------------------------------
(in millions)                                                                                  2002                2001
                                                                                               ----                ----
COMMERCIAL MANAGED CARE:
Total revenue                                                                                $4,000.6            $3,448.3
Income from continuing operations before                                                       $253.4              $121.1
 income tax expense
Medical loss ratio:
Commercial managed care total                                                                   86.0%               88.6%
Commercial managed care, excluding New York City and New York State PPO(1)                      81.6%               85.8%
Administrative expense ratio                                                                    13.9%               13.0%
Administrative expense ratio - premium equivalent basis                                          9.7%               10.0%

OTHER INSURANCE PRODUCTS AND SERVICES:
Total revenue                                                                                $1,105.0            $1,182.9
Income from continuing operations before                                                        $56.3               $26.5
 income tax expense
Medical loss ratio                                                                              82.4%               86.2%
Administrative expense ratio                                                                    27.8%               25.0%
Administrative expense ratio - premium equivalent basis                                         17.4%               15.9%





NOTES:
------

(1) We present commercial managed care medical loss ratio, excluding New York City and New York State PPO because these accounts differ from our standard PPO product in that they are hospital-only accounts which have lower premiums relative to administrative expense and are retrospectively rated with a guaranteed administrative service fee. In addition, the size of these accounts distorts our performance when the total medical loss ratios are presented









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